CONSULTING AGREEMENT

As of August 24, 2000, I have been engaged as a consultant with Bach-Hauser, Inc. (the "Company"). In that role I have advised and will continue to advise the Company concerning bona-fide business matters as generally described below. I will receive, as part of my compensation for these services, common stock of the Company in an amount to be determined. I hereby acknowledge the following representations to the Company.

I certify that I have not, and do not intend to, consult with or advise the Company, as part of this Agreement, in connection with the offer or sale of its securities in a capital-raising transaction, and have not and will not directly or indirectly promote or maintain a market for the Company's securities. I enter into this agreement as a natural person on my own behalf, not on behalf of any corporation, partnership, or other entity.

Signed this 24th day of August, 2000,

/s/ Steve Pelosini
Signature

Steve Pelosini
Print Name

General Services to be provided:
Consultant with respect to environmental/waste management and representing Bach-Hauser at city meetings preparing proposals for municipal recycling contracts